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EXHIBIT 10.23

EXECUTION COPY

FIRST AMENDMENT
TO
POOL PURCHASE AGREEMENT SUPPLEMENT

        THIS FIRST AMENDMENT TO POOL PURCHASE AGREEMENT SUPPLEMENT (this "Amendment"), dated as of July 17, 2003, is by and between SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as depositor (the "Depositor") and SIERRA RECEIVABLES FUNDING COMPANY, LLC, a Delaware limited liability company, as Issuer (the "Issuer"). This Amendment amends the Pool Purchase Agreement Supplement dated as of August 29, 2002 (the "Series 2002-1 Supplement") by and between the Depositor and the Issuer.

        The Depositor and the Issuer have executed the Series 2002-1 Supplement and capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Series 2002-1 Supplement.

        The Depositor and the Issuer wish to amend the Series 2002-1 Supplement as provided in this Amendment.

Section 1.    Definitions.

        The definition of Subordinated Note contained in Section 1 of the Series 2002-1 Supplement is hereby amended and restated to remove the reference to the EFI Subordinated Note. Such definition, as amended and restated, shall read in its entirety as follows:

          "Subordinated Note" shall mean the FAC Subordinated Note, the Trendwest Subordinated Note and any other subordinated note delivered by a Seller to the Issuer pursuant to a Series 2002-1 PA Supplement.

Section 2.    Purchase and Sale.

        Subsection 2(b)(iv) of the Series 2002-1 Supplement is hereby amended and restated to remove references to EFI. Such subsection, as amended and restated, shall read in its entirety as follows:

          (iv)  On the initial Addition Date with respect to any Series 2002-1 Additional Pool Loans acquired by the Depositor from Trendwest, as a Seller under a Purchase Agreement, the Issuer shall Purchase the Series 2002-1 Additional Pool Loans and the related Pool Assets as provided in the Agreement only upon receipt by the Issuer of each of the following on such Addition Date in form and substance acceptable to the Issuer and counsel to the Deal Agent:

            (A)  Copies of search reports certified by parties acceptable to the Issuer dated a date reasonably prior to such Addition Date (x) listing all effective financing statements which name the applicable Seller and the Depositor (under their present name and any previous names) as debtor or seller and which are filed with respect to the applicable Seller and the Depositor in each relevant jurisdiction, together with copies of such financing statements (none of which shall cover any portion of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets except as contemplated by the Facility Documents) and (y) listing all effective financing statements which name the Issuer (under its present name and any previous names) as debtor or seller and which are filed with respect to the Issuer in each relevant jurisdiction, together with copies of such financing statements (none of which shall cover any portion of Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets except as contemplated by the Facility Documents);

            (B)  Copies of proper UCC Financing Statement Amendments (Form UCC3), if any, necessary to terminate all security interests and other rights of any Person in the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets previously granted by the applicable Seller, the Depositor or the Issuer (except as contemplated by the Facility Documents);

            (C)  Copies of (x) proper UCC Financing Statements (Form UCC1) naming the Depositor as debtor or seller of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets, the Trustee as total assignee and the Issuer as assignor secured party, (y) proper UCC Financing Statements (Form UCC1) naming the Issuer as debtor or seller of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets and the Trustee as secured party or purchaser and (z) such other similar instruments or documents with respect to the applicable Seller as may be necessary or in the opinion of the Purchaser desirable under the UCC of all appropriate jurisdictions or any comparable law to evidence the perfection of the Trustee's interest in the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets; and

            (D)  An opinion or opinions of counsel to the Depositor, in the form required by the Issuer, with respect to the following: (x) certain security interest matters, and (y) "true sale" and substantive consolidation matters.

Section 3.    Miscellaneous.

        (a)    Counterparts.    This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

        (b)    GOVERNING LAW.    THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        (c)    Series 2002-1 Supplement in Full Force and Effect as Amended.    Except as specifically stated herein, all of the terms and conditions of the Series 2002-1 Supplement shall remain in full force and effect. All references to the Series 2002-1 Supplement in any other document or instrument shall be deemed to mean the Series 2002-1 Supplement, as amended and supplemented by this Amendment. This Amendment shall not constitute a novation of the Series 2002-1 Supplement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Series 2002-1 Supplement, as amended by this Amendment, as though the terms and obligations of the Series 2002-1 Supplement were set forth herein.

        IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

SIERRA DEPOSIT COMPANY, LLC as Depositor
By:	/s/ JOHN COLE
	Name:	John Cole
	Title:	President and Treasurer
SIERRA RECEIVABLES FUNDING COMPANY, LLC as Issuer
By:	/s/ JOHN COLE
	Name:	John Cole
	Title:	President and Treasurer

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  EXHIBIT 10.23
FIRST AMENDMENT TO POOL PURCHASE AGREEMENT SUPPLEMENT